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                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              Medco Research Inc.
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                (Name of Registrant as Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:
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Medco logo                                                      January 21, 2000

            VOTE "FOR" THE PROPOSED MERGER WITH KING PHARMACEUTICALS

Dear Fellow Stockholder:

     Your Board of Directors has unanimously approved a merger agreement with King Pharmaceuticals, which is CURRENTLY VALUED AT $34 PER MEDCO SHARE. The merger is designed to maximize value for all Medco stockholders. We carefully reviewed the strategic alternatives available to Medco and contacted more than 20 potential partners over the course of the 18 months preceding the merger discussions with King.

     Your Board believes that this merger with King offers:

     - The best value for your Medco stock;

     - A substantial premium over Medco's recent stock price; and

     - Significant future upside potential in the combined company's stock.

     In reaching its decision, your Board considered the opinion of Hambrecht & Quist, an independent, nationally recognized investment bank, that the consideration to be received by Medco stockholders in the merger is fair from a financial point of view.

     You should have recently received a proxy statement relating to a special meeting of Medco stockholders to be held on February 10, 2000 to consider and approve the merger with King. AS THE MERGER REQUIRES THE APPROVAL OF A MAJORITY OF THE OUTSTANDING STOCK OF MEDCO, IF STOCKHOLDERS DO NOT VOTE "FOR" THE TRANSACTION, THIS OPPORTUNITY TO MAXIMIZE THE VALUE OF YOUR INVESTMENT IN MEDCO THROUGH A COMBINATION WITH KING WILL BE LOST. There is no guarantee that any alternative transaction would ever emerge at a similar value or that your shares of stock would continue to trade at their current level.

     Your "FOR" vote is needed to ensure all stockholders will receive the benefits of this transaction. REMEMBER, NOT VOTING IS THE SAME AS VOTING "AGAINST" THE MERGER.

                             BENEFITS OF THE MERGER

     - Substantial Premium: If the transaction were to be consummated today, Medco stockholders would receive King stock worth $34 for each Medco share, REPRESENTING AN APPROXIMATE 28% PREMIUM TO THE $26.625 CLOSING PRICE OF MEDCO STOCK ON THE DAY BEFORE THE MERGER WAS ANNOUNCED, AND AN APPROXIMATE 37% PREMIUM TO THE $24.75 AVERAGE CLOSING PRICE OF MEDCO STOCK FOR THE 30 TRADING DAYS PRIOR TO THE MERGER ANNOUNCEMENT. Also, we believe the price for Medco stock is in line with other mergers in our industry and meets or exceeds the expectations publicly stated by financial analysts.

     - Upside Stock Potential with King Pharmaceuticals: As stockholders of the combined company, you will also be able to participate in the expected benefits of the merger. We view this merger as an excellent strategic fit that is consistent with our strategy of forward integration. The combination of Medco's research and development pipeline with King's manufacturing and cardiovascular-focused marketing operations gives us the opportunity, on a combined basis, to generate increased shareholder value. King's commitment and growing presence in the cardiovascular marketplace is evidenced by their January 19, 2000 submission of a supplemental new drug application to the U.S. Food and Drug Administration for significant new indications for their cardiovascular product ALTACE(R).

                                 Medco address
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     - Tax Free:  This transaction will be tax-free to you since all Medco stockholders will receive King shares in the merger.

                     DON'T LOSE THIS MERGER OPPORTUNITY --
                              HERE ARE THE FACTS:

     Your Medco Board of Directors believes that one institutional investor, the State of Wisconsin Investment Board (SWIB), is attempting to block this strategic combination. As a stockholder, you should carefully consider the facts:

     - No Alternative Transaction: As a stockholder, SWIB offers you no viable alternative to enhance your shareholder value. IN PARTICULAR, SWIB HAS OFFERED NO ALTERNATIVE TRANSACTION.

     - Extensive Search: With the assistance of Hambrecht & Quist, we conducted an extensive search for potential strategic partners and held discussions on a confidential basis with more than 20 companies. KING OFFERS THE BEST STRATEGIC FIT FOR MEDCO, AS WELL AS THE SIGNIFICANT UPSIDE POTENTIAL INHERENT IN THE COMBINATION.

     - Premium to Target Price: In criticizing the merger, SWIB refers to a 12-month price target of $39 per Medco share predicted by an ABN AMRO analyst on October 13, 1999. Applying a 15% discount (to reflect present value) results in a price of $33.90. The market-determined price -- if the merger were to close today -- would be $34 per Medco share.

       On November 1, 1999, 30 days before the announced merger, an analyst from Bigelow & Company initiated coverage of Medco with a "Strong Buy" rating, and a 12-month target price of $32 per share. Again, applying a 15% discount results in a price of $27.83 -- a value substantially below the current market-determined price of the transaction as well as the December 1, 1999 announcement price. These valuations by both ABN AMRO and Bigelow & Company support the price negotiated in the transaction.

                    THIS MERGER CREATES A NEW STRATEGIC COMPETITOR

     Strategic fit, as well as price, serves as an important consideration in this merger of Medco and King. This merger is a very good fit. The marketing resources and diversified product line provided by King should eliminate the negative earnings impact associated with Medco developing its own sales force and mitigate the risks associated with developing its drug portfolio on a stand-alone basis. At the same time, Medco provides a research and development capability and a pipeline of product candidates for development. These synergies should enhance the potential of Medco's adenosine receptor-based technology to an extent that Medco could not accomplish as a stand-alone operation.

         APPROVING THE MERGER WITH KING PHARMACEUTICALS IS THE BEST WAY
                          TO REALIZE STOCKHOLDER VALUE

     VOTE "FOR" THE MERGER. When it is approved, you will receive a substantial premium for your stock. Your Board has worked to develop the best deal for Medco stockholders. Remember, SWIB has not provided a viable alternative -- it has only jeopardized our agreement with King.

     - If you hold your stock in your own name, please sign, date and mail your proxy card in the enclosed envelope or vote over the Internet at www.proxyvote.com, or by telephone at 800-454-8683.

     - If you hold your stock through a bank or broker who has provided you with the option of voting via telephone or the Internet, please utilize one of these services as a prompt way of submitting your vote immediately.

     Please refer to the voting form you received for the appropriate telephone number or website information and have your control number ready when using these options. Of course, if you prefer, you may mail the voting form in the envelope provided.

     If you have any questions or need assistance in voting your stock, please contact our proxy solicitor at (800) 659-6590.

Sincerely,

/s/ Richard C. Williams
Richard C. Williams
Chairman of the Board
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    Statements contained in this release which are not historical facts are or may constitute forward looking statements under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in such forward looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be attained. Forward-looking statements involve known and unknown risks that could cause the Company's actual results to differ materially from expected results. Factors that could cause actual results to differ materially include, among others, assimilation and other risks related to mergers; the high cost and uncertainty of the research, clinical trials and other development activities involving pharmaceutical products; the Company's ability to fund its activities internally or through additional financing, if necessary; the unpredictability of the duration and results of the U.S. FDA's review of New Drug Applications and Investigational New Drug Applications and/or the review of other regulatory agencies worldwide; the possible impairment of, or inability to obtain, intellectual property rights and the cost of obtaining such rights from third parties; intense competition; the uncertainty of obtaining, and the Company's dependence on third parties to manufacture and sell its products; results of pending or future litigation and other risk factors detailed from time to time in the Company's SEC filings. The Company does not undertake to publicly update or revise any of its forward looking statements even if experience or future changes show that the indicated results or events will not be realized.